UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 7, 2016

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia		24011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Charles W. Maness, Jr., Executive Vice President and Chief Financial Officer of HomeTown Bankshares Corporation (the “Company”), the parent company for Roanoke, Virginia based HomeTown Bank, will retire from the Company, effective August 5, 2016. Mr. Maness has served as the Company’s Chief Financial Officer and Principal Accounting Officer since May 1, 2006 and is retiring in order to travel and spend more time with his family. Mr. Maness will remain available to the Company after his retirement date on a consulting basis.

Vance W. Adkins, who joined the Company in 2010 as the Senior Risk Officer, has been promoted by the Board of Directors to serve as the Company’s Chief Financial Officer upon Mr. Maness’s retirement. Mr. Adkins has B. S. and M. S. degree(s) in Accounting and is a Certified Public Accountant and Chartered Global Management Accountant with 12 years of experience in the Banking Industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION

Date: July 7, 2016	By:	/s/ Susan K. Still
Susan K. Still
President and Chief Executive Officer